UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Meltdown Massage and Body Works, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada	7200	20-8758875
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

8540 Younger Creek DRIVE, #2
Sacramento, CA 95828
 (Address of Registrant's Principal Executive Offices) (Zip Code)

 (916-388-0255)
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" refer to Meltdown Massage and Body Works, Inc., a Nevada corporation. Pro-Tech Fire Protection Systems Corp. is hereby referred to as Pro-Tech.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2008, we executed an agreement with Pro-Tech Fire Protection Systems Corp (“Pro-Tech”), and our company  (the "Agreement"), whereby  pursuant to the terms and  conditions of that  Agreement,  Pro-Tech shareholders acquired ten million (10,000,000) shares of our common stock, whereby Pro-Tech would become a wholly owned subsidiary of the Company.  This issuance of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Pro-Tech had fair access to and was in possession of all available material information about our company.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

The closing of the transactions in the agreement are contingent upon satisfaction of closing conditions listed in the Agreement, a form of which is attached hereto as Exhibit 2.1.

The issuance of the securities above were effected in reliance on the exemptions for sales of securities  not involving a public  offering,  as set forth in Rule 506  promulgated  under the Securities Act of 1933, as amended (the  "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Pro-Tech Fire Protection Systems Corp

BUSINESS.

Pro-Tech Fire Protection Systems Corp. was incorporated on May 4, 1998 under the laws of the State of California to engage in any lawful corporate undertaking, including, but not limited to; fire sprinkler installation, repair and inspections, in commercial, military and industrial settings.

Pro-Tech Fire Protection Systems Corp. began as a full service fire protection service company in 1995, with branches in Northern and Southern California and Northern and Southern Nevada. We serve these and other areas including Utah and Arizona with complete in-house estimating, state of the art design, installation, servicing and maintenance of automatic fire sprinkler systems.  In early 2006, we began installing, monitoring and servicing alarm and detection systems sticking to our commercial, military and industrial background.  Again in the fall of 2008 we expanded our services by adding a division for telecommunications and data networking as well as a few months later adding an electrical division.

Pro-Tech services include:
•	Commercial, Special Hazards, and Industrial Overhead Wet Pipe, Dry Pipe, Pre-Action, Deluge, and Foam
•	New Installations, Retro-Fits, Upgrades, Repairs, Design, Consultations, and Analysis
•	Pumps, Hydrants, Backflow Preventers, Underground, Design, and Consultation
•	5 Year Certification, Inspections and Testing
•	24 Hour Service
•	Alarm & Detection installation and monitoring, inspections and repairs
•	Electrical Services including design build, new construction, repairs, inspections and maintenance
•	Network cabling, system and structure testing and data networking and design

We have grown over twenty-fold in the 13 plus years that Pro-Tech has been serving satisfied customers. With more than 150 years of combined fire protection experience among its staff and management, Pro-Tech delivers high quality service in the most economic manner, with a high degree of integrity, excellence, and innovation within the fire protection industry. Our entire staff remains steadfast in their dedication to service and superior craftsmanship, with the goal of working together to insure our customer's complete satisfaction.

We believe that the addition of the additional disciplines will help strengthen relationships with current customers as well as help us to establish ourselves with new customers with the ability to bid multiple disciplines on a project, while allowing us to more efficiently cover overhead costs.

Strategy/Positioning

The Company’s internal growth strategy relies mostly on building and maintaining positive customer relationships.  The company also plans to grow externally, through strategic acquisition activities.  There are four key elements in the Company’s overall growth strategy:

▪	Expand portfolio of services through growth of A&D, Telecommunications and Electrical services
▪	Focus on internal growth and development
▪	Focus on expanding operating efficiencies
▪	Pursue strategic acquisitions and partnerships

Expansion of portfolio of services allows us to offer a “one stop shop” and offer our customers the ability to coordinate multiple disciplines with one contact, minimizing time and energy spent in coordination where multiple vendors might have been used for all of these disciplines.

In slow economic times, such as what we are currently experiencing, we feel by developing our current associates to be able to cover more diverse functions, allows us to keep our seasoned employees.  We can develop and cross train employees, within their respective disciplines, so that when the economy begins to grow, we will have a strong well trained staff to lead us.  We also believe the expansion of our market, most recently to Reno and Las Vegas Nevada, puts us in strategic locations by covering the Northern and Southern California and Nevada markets.

Focusing on expanding operating efficiencies is a focus we plan by having a corporate staff which can help all disciplines with their billing, receiving, payables, payroll, insurance, benefits and human resource functions.  We will be able to leverage a single corporate staff to cover all of our disciplines and cover overhead costs.  We also feel there are economies of scale in insurance and benefit costs that a company with a larger employee base can get that smaller companies tend to miss out on.

We also plan to use this slow economic time to pursue strategic relationships with our customers, while watching for opportunities to pick up strategic acquisitions in some of our newer markets and business segments.  We feel working to strengthen alliances during the hard times will put us in a stronger position to move forward and build our business when the economy begins to turn.  Likewise there are many good companies who are feeling the pinch of the current economics.  There may be opportunities to merge, acquire or form strategic partnerships with these companies, which can in turn lead to additional growth in our current markets.  This could also allow us to move into other markets we feel would add positive growth to the Company.

Client List

In addition to providing services directly to federal, state and local government and Fortune 1000 companies, the company has also established strong customer relationships with the following companies:

▪	Aerojet
▪	Hensel Phelps
▪	RQ Construction
▪	RA Birch
▪	Raley’s
▪	Soltek Pacific
▪	SouthWestern Dakotah
▪	Roebellin Construction
▪	Howard S. Wright Construction

Competitive Landscape

The competition is divided among many players in our four markets.  The market is highly fragmented and there is not a dominate player in any of the markets.  Two of the larger competitors are as follows:

Cosco – Cosco is a multifaceted, full service fire protection contractor, providing design, fabrication, installation service and inspection of a wide variety of automatic fire suppression systems.  The company specializes in large construction projects including hospitals, high-rise structures, hotels, large office and manufacturing facilities.  The company maintains experienced staff including engineers, designers, project managers and installers.  Cosco has offices in Los Angeles, San Francisco, Seattle, Fresno, San Diego, and Anchorage.

Tyco/Grinnell (NYSE: TYC) - Tyco International, Ltd. operates as a diversified manufacturing and services company. The company, through its subsidiaries, designs, manufactures, and distributes electronic security and fire protection systems; electrical and electronic components; and medical devices and supplies, imaging agents, pharmaceuticals, and adult incontinence and infant care products. Tyco’s fire and security products and services include electronic security systems, fire detection systems and suppression systems, as well as fire extinguishers and related products. The company’s electrical and electronic components comprise electronic/electrical connector systems; fiber optic components; and wireless devices, such as private radio systems, heat shrink products, circuit protection devices, and magnetic devices.   In the last 12 months, the company generated $41 billion in revenue, $8.2 billion in EBITDA and $2.46 billion in earnings.

Employees
The Company has approximately 110 employees including 15 executive and administrative staff, 7 in engineering, 6 in sales and marketing, with the balance working in the field as superintendants, foreman, journeyman or apprentices.

RISK FACTORS

As a smaller reporting company we are not required to provide a statement of risk factors. However, we believe this information may be valuable to our shareholders for this filing. We reserve the right to not provide risk factors in our future filings. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. Our primary risk factors and other considerations include:

Our business, following the merger with Pro-Tech, is subject to numerous risk factors, including the following:

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS.

Prior to the merger, we have had no operating history nor any revenues or earnings from operations. We had no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss which will increase continuously until we can consummate a business combination with a target company. There is no assurance that we can identify such a target company and consummate such a business combination.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management will prefer business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS.

We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete with numerous other small public companies in seeking merger or acquisition candidates.

IMPRACTICABILITY OF EXHAUSTIVE INVESTIGATION; FAILURE TO MEET ITS FIDUCIARY OBLIGATIONS.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target company. The decision to enter into a business combination, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to it, would be desirable. We will be particularly dependent in making decisions upon information provided by the principals and advisors associated with the business entity seeking our participation. Management may not be able to meet its fiduciary obligation to us and our stockholders due to the impracticability of completing thorough due diligence of a target company. By its failure to complete a thorough due diligence and exhaustive investigation of a target company, we are more susceptible to derivative litigation or other stockholder suits. In addition, this failure to meet our fiduciary obligations increases the likelihood of plaintiff success in such litigation.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including audited financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION.

We have neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by us. Even in the event demand exists for a transaction of the type contemplated by us, there is no assurance we will be successful in completing any such business combination.

LACK OF DIVERSIFICATION.

Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with only one target company. Consequently, our activities will be limited to those engaged in by the business entity which we will merge with or acquire. Our inability to diversify its activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT.

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. Any such business combination may require our shareholder to sell or transfer all or a portion of their common stock. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of her participation in the future affairs of the Company.

CONFLICTS OF INTEREST

Certain of our officers and directors will also serve as directors of other companies or have significant shareholdings in other companies that may be in a similar business. To the extent that such other companies participate in ventures in which we may participate, or compete for prospects or financial resources with us, these officers and directors of will have a conflict of interest in negotiating and concluding terms relating to the extent of such participation. In the event that such a conflict of interest arises at a meeting of the board of directors, a director who has such a conflict must disclose the nature and extent of his interest to the board of directors and abstain from voting for or against the approval of such participation or such terms.

In accordance with the laws of the State of Delaware, our directors are required to act honestly and in good faith with a view to the best interests of our shareholders. In determining whether or not we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the degree of risk to which we may be exposed and its financial position at that time.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The Company is a "penny stock" company. None of its securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks" within the meaning of the rules, the rules would apply to us and to our securities.  The rules will further affect the ability of owners of shares to sell their securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices  involving  high-pressure  sales tactics and unrealistic  price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, leaving investors with losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

NO PUBLIC MARKET EXISTS FOR THE COMPANY'S COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is no public market for the Company's common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby. If there is a low price of the Company's securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the Company's shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, most lending institutions will not permit the use of the Company's shares as collateral for any loans.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the '34 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop. In addition, if we are deemed a shell company pursuant to Section 12(b)-2 of the Act, our "restricted securities" , whether held by affiliates or non-affiliates, may not be re-sold for a period of 12 months following the filing of a Form 10 level disclosure or registration pursuant to the Act.

THE COMPANY’S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to the Company's shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

THE STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT INVESTORS MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF THEY NEED TO LIQUIDATE SHARES.

Our shares of common stock, if listed, may be thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that it is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as it became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in the Company's Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the Securities price. We cannot give investors any assurance that a broader or more active public trading market for the Company's common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

Reports to Security Holders

We will make available free of charge any of our filings as soon as reasonably practicable after we electronically file these materials with, or otherwise furnish them to, the Securities and Exchange Commission (“SEC”).  We are not including the information contained in our website as part of, or incorporating it by reference into, this report on Form 10.

The public may read and copy any materials we file with the Securities and Exchange Commission (“SEC”).  at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto included elsewhere in this registration statement. Portions of this document that are not statements of historical or current fact are forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this registration statement should be read as applying to all related forward-looking statements wherever they appear in this registration statement. From time to time, we may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements other than statements of historical fact included in this section or elsewhere in this report are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: changes in the economy or in specific customer industry sectors; changes in customer procurement policies and practices; changes in product manufacturer sales policies and practices; the availability of product and labor; changes in operating expenses; the effect of price increases or decreases; the variability and timing of business opportunities including acquisitions, alliances, customer agreements and supplier authorizations; our ability to realize the anticipated benefits of acquisitions and other business strategies; the incurrence of debt and contingent liabilities in connection with acquisitions; changes in accounting policies and practices; the effect of organizational changes within the Company; the emergence of new competitors, including firms with greater financial resources than ours; adverse state and federal regulation and legislation; and the occurrence of extraordinary events, including natural events and acts of God, fires, floods and accidents.

The following discussion and analysis of our plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of “Risk Factors” and elsewhere in this prospectus.

RESULTS OF OPERATION

Fiscal Year 2007 versus 2006

Revenues were approximately $16.9 million in fiscal 2007, an increase of approximately $4.9 million, or 41%, from revenues of approximately $12 million in fiscal 2006. This large improvement in revenues resulted from an increase of $4 million in our Oceanside office which had 2 jobs worth a combined $4.4 million get significantly completed as well as growth of 1.4 million in our Reno office, which was opened in 2006. The growth in Reno was due to the branch closing contracts in working on jobs, where 2006 did not close or work on.

Gross profit increased from approximately$4.9 million in fiscal 2006 to approximately $6.5 million in fiscal 2007. This improvement of approximately $1.6 million, or 33%, was primarily due to the 41% growth in revenues. This was offset by an increase in the cost of labor as it relates to revenue. This stemmed from ineffective project execution, requiring more personnel to be added to in order to get jobs caught up and/or completed within the scope of the contract. Several contracts in one of our offices hit critical junctures at one time and we were forced to add man hours from other offices as well as use subcontract labor, adding costs to projects that were not in the original cost estimation. All other cost of sales items remained constant for the year, where materials dropped 1% as a percentage of sales.

SG&A expenses were approximately $4.8 million in fiscal 2007 compared to approximately $4.4 million for fiscal 2006. The increase of approximately $.4 million was primarily due to employee-related expenses resulting from additional staff hired throughout fiscal 2007 to support our growth.  SG&A expense as a percentage of revenue fell to 28% in fiscal 2007 compared to 37% in the prior fiscal year as the 41% growth in revenues more than offset the increase in SG&A expenses.

Depreciation and amortization expense increased to $49,062 in fiscal 2007 compared to $39,138 in fiscal 2006. This increase of $9,924 was primarily due to the addition of new computers and leasehold improvements to our Oceanside office.

Net Interest expense stayed relatively flat at $70,332 in fiscal 2007 compared to $70,748 in fiscal 2006. This expense represents costs of using our line of credit and our long term debt.

Income before income tax expense increased to $1,589,211 in fiscal 2007 from $342,687 in fiscal 2006. This $1,246,524 improvement was due to higher gross profit from increased revenues partially offsetting this improvement was higher SG&A expense in fiscal 2007.

Nine Months Ended September 30, 2008 versus 2007

Revenues were approximately $11.2 million for the nine months ended September 30, 2008, a decrease of approximately $1.3 million, or 10%, from revenues of approximately $12.5 million for the nine months ended September 30, 2007. This decrease was primarily the results of the slowing economy. We have seen a drop off of bids, awards and new construction throughout our regions.

Gross profit decreased to approximately $4.2 million for the nine months ended September 30, 2008 from approximately $4.7 million in fiscal 2007. This decrease of approximately $.5 million, or 11%, was due to the 10% loss in revenues. The gross margin of 38% in 2008 matches the 38% achieved in 2007. All major classifications of cost of revenues remained the same as a percentage of revenue.

SG&A expenses were approximately $3.9 million the nine months ended September 30, 2008 compared to approximately $3.5 million the nine months ended September 30, 2007. The Company was able to hold costs as a whole as we saw the economy began to pull back to try and be prepared for the tighter times as revenues began to slow. SG&A expense took a one time hit of $419,000 for due to asset purchase agreement. The remaining SG&A as a whole in terms of dollars remained constant, but rose as a percentage of revenue to 35.0% in fiscal 2008 compared to 28.2% in the prior fiscal year as the 10% decrease in revenues offset the flat costs in SG&A expenses, when excluding the onetime charge.

Depreciation and amortization expense increased to $38,776 for the nine months ended September 30, 2008 compared to $34,368 in the nine months ended September 30, 2007. This increase of $4,408 was primarily due to the addition of new computers.

Net interest expense increased to $59,627 for the nine months ended September 30, 2008 compared to $52,109 in the nine months ended September 30, 2007. This increase of $7,518 was primarily due to the use of the line of credit for working capital purposes.

Income before income tax expense decreased to $217,634 for the nine months ended September 30, 2008 from $1,110,671 for the nine months ended September 30, 2007. This approximately $.9 million decrease was due to lower gross profit of approximately $496,000 combined with onetime expenses of approximately $419,000 pertaining to onetime costs on an asset purchase agreement.

LIQUIDITY AND CAPITAL RESOURCES

Fiscal Year 2007 versus 2006

For the twelve months ended December 31, 2007, the Company experienced a net income of $1,572,111. At December 31, 2007, the Company had $10,653 in cash. Accounts receivable, net of allowances for doubtful accounts, were $3,940,260 at the end of 2007, which at 87% of assets is approximately 5% higher than at December 31, 2006.

At December 31, 2007, we had working capital of $1,522,888, compared to working capital of $599,625 at December 31, 2006. The ratio of current assets to current liabilities increased to 1.5:1 at December 31, 2007 compared to 1.2:1 at December 31, 2006. Cash flow provided by operations during 2007 was $385,735 as compared to $298,911 at December 31, 2006. The Company anticipates that its existing capital resources will be adequate to satisfy its capital requirements for the foreseeable future.

The Company's principal liquidity at December 31, 2007 included cash of $10,653, and $3,940,260 net accounts receivable. The Company's liquidity position remains sufficient enough to support on-going general administrative expense, strategic positioning, and the garnering of contracts and relationships.

Cash Flow

For the year ended December 31, 2007, we had positive cash flow from operations of $385,735 as compared to a cash flow from operations of $298,911 in 2006. This $86,824 increase is minimal due to the increase in receivables and a reversal of an accrual for losses from 2006, which offset the $1,272,024 in operating income. With minimal increases in corporate level staff expected over the next year, the cash flow is anticipated be positive for 2008.

Our business does not require significant amounts of investment in long-term fixed assets. The substantial majority of the capital used in our business is working capital that funds our costs of labor materials deployed in project work until our customers pay us. Our average job duration generally allows us to complete the realization of revenue and earnings in cash within a few months of invoicing.

Accordingly, we believe cash flow, by encompassing the Company's acquisition efforts, profit margins and the use of working capital over our approximately three month working capital cycle, is an effective measure of operating effectiveness and efficiency when considered in light of the Company's business plan for acquisitions and regional growth. The Company anticipates positive cash flows from operations in 2008.

Nine Months Ended September 30, 2008 versus 2007

For the nine months ended September 30, 2008, the Company experienced a net income of $212,633. At September 30, 2008, the Company had $64,482 in cash. Accounts receivable, net of allowances for doubtful accounts, were $3,678,823 at September 30, 2008, which at 82% of assets is approximately 11% higher than at September 30, 2007.

At September 30, 2008, we had working capital of $1,144,750, compared to working capital of $1,112,068 at September 30, 2007. The ratio of current assets to current liabilities was the same 1.4:1 at September 30, 2008 compared to 1.4:1 at September 30, 2007. Cash flow provided by operations during 2008 was $83,633 as compared to $342,350 at September 30, 2007. The Company anticipates that its existing capital resources will be adequate to satisfy its capital requirements for the foreseeable future.

The Company's principal liquidity at September 30, 2008 included cash of $64,482, and $3,678,823 of net accounts receivable. The Company's liquidity position remains sufficient enough to support on-going general administrative expense, strategic positioning, and the garnering of contracts and relationships.

Cash Flow

For the nine months ended September 30, 2008, the Company had positive cash flow from operations of $83,634 as compared to a cash flow from operations of $342,350 in 2006. This $258,716 decrease is primarily due to onetime costs incurred on an asset purchase agreement of approximately $419,000. This is primarily offset by cash from receivables increase year over year of approximately $201,000. With minimal increases in corporate level staff expected over the next year, the cash flow is anticipated be positive for 2009.

Line of Credit Facility

The line of credit facility is primarily used to fund short-term changes in working capital. The total capacity of the facility at December 31, 2008 was $950,000. The Company currently believes that sufficient liquidity exists but may seek approval to increase the facility to $1.5 million in the future if considered necessary. We believe the line of credit facility provides adequate liquidity and financial flexibility to support our expected growth in fiscal 2009 and beyond.

The facility contains customary financial covenants require us to maintain certain financial ratios, including an asset coverage ratio and dollars, debt to equity ratio and a tangible net worth requirement. Non-compliance with any of these ratios or a violation of other covenants could result in an event of default and reduce availability under the facility. We are currently in compliance with all covenants and have full availability under the facility.

Long Term Notes

Long term notes with original principal balances of $900,000, were issued through our bank on February 3, 2007 $650,000 and December 31, 2008, $250,000. The notes were are payable over 5 years and will be paid off on or about February 1, 2012 and December 31, 2013 The notes carry interest rates of 7.76% and 5.5% respectively. These notes are held by the same bank the Company uses for its banking and where the line of credit is held.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our operations do not employ financial instruments or derivatives which are market sensitive and we do not have financial market risks.

DESCRIPTION OF PROPERTY

Facilities
Pro-Tech’s headquarters are currently located in a 5,000 square foot facility in Sacramento, California. We also have branch offices in Oceanside, CA and Las Vegas and Reno, NV.  The bulk of the workforce is out in the field.

The Company is currently in a month to month lease in its Sacramento headquarters. We have a good working relationship with the landlord and feel that due to market conditions, and the availability of office and warehouse space, the there is no need at the current time to enter any long term arrangement. We also, have a small (2,500 sq ft) warehouse space separately located from the main office; it also is on a month to month lease. The monthly lease cost is $2,746 and $1,200 per month on the two spaces respectively.

We are currently 2 years into a 3 year lease in our Oceanside office. The rate is slightly above market and we are looking to see if there are any opportunities to renegotiate this lease. The monthly lease cost is $3,8805 per month.

Our Reno office is also in a month to month lease and we are assessing the opportunity to renegotiate the lease. The monthly lease cost is $2,597 per month.

Our Las Vegas office was opened in a 2,800 square foot building in North Las Vegas. We have a 40 month lease in this facility which was opened in September 2008. The monthly lease cost is $1,182 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table lists stock ownership of our Common Stock as of December 31, 2007 after the consummation of the merger with Pro-Tech.. The information includes beneficial ownership by (i) holders of more than 5% of our Common Stock, (ii) each of three directors and executive officers and (iii) all of our directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class

Donald H. Gordon 8540 Younger Creek Dr Sacramento, CA 95828	5,050,000	34.6%
Mark Whittaker 3225 Production Ave, Ste B Oceanside, CA 92058	5,050,000	34.6%
Melissa Schessler	2,000,000	13.7%

All Executive Officers and Directors as a Group (2 Persons)	7,050,000	48.3%

.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Post-Merger Management

Name	Age	Positions and Offices Held
Donald Gordon	48	CEO
Michael Walsh	45	CFO
Melissa Schessler	22	Director

Donald Gordon - CEO, co-founder of Pro-Tech Fire Protection Systems Corp.
Mr. Gordon, President and co-founder, brings 29 years of experience in all aspects of fire protection and construction company experience.  In 1995, Mr. Gordon, along with Mark Whittaker, formed Pro-Tech Fire Protection and continues to run financial, as well as, day to day operations.  Mr. Gordon's experience includes general management, project management, sales, and field work.  Mr. Gordon remains active in the development of new business opportunities and fostering long-term business relationships with key clients.

Michael Walsh – Chief Financial Officer
Michael Walsh, CFO, brings over 22 years of experience in Accounting and Finance in both private and public sectors, with established and startup companies.  Mr. Walsh has been a member of the Pro-Tech Fire Protection team since 2006. From September 2005- December 2006, Mr. Walsh was with Falcon Technology Holdings, Inc. acting as its Chief Financial Officer.  From January 2004 – September 2005, Mr. Walsh was the CFO of IQ Biometrix, Inc. a forensic software startup company.  The Company merged with Wherify Wireless, Inc. and upon the close of the merger, Mr. Walsh became Corporate Controller.  Mr. Walsh holds a Master's degree as well as a bachelor's degree in Business Administration.

Melissa Schessler – Board of Director
Melissa Schessler is a young, industrious individual who received a Certificate of Completion from the Community College of Southern Nevada in the massage specialist program and subsequently nationally certified massage by the National Certification for Therapeutic Massage and Bodywork.

Audit Committee Financial Expert

The Company does not have an audit committee or a compensation committee of its board of directors. In addition, the Company’s board of directors has determined that the Company does not have an audit committee financial expert serving on the board. When the Company develops its operations, it will create an audit and a compensation committee and will seek an audit committee financial expert for its board and audit committee.

CONFLICTS OF INTEREST
There are no conflicts of interest with any officers, directors or executive staff.

EXECUTIVE COMPENSATION of PRO-TECH.

 2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($)	Total ($)
Don Gordon President	2007	250,000	-	-	-	-	-	-	250,000
	2006	180,000	-	-	-	-	-	-	180,000
	2005	150,000	-	-	-	-	-	-	150,000

Michael Walsh CFO	2007	110,000	-	-	-	-	-	-	110,000
	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

NONE

2007 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)

Donald Gordon	2007	2,032	0	13,612	7,336	0	0	22,980

Michael Walsh	2007	0	0		0	0	0

2007 PERQUISITES TABLE

Name	Year	Personal Use of Company Car/Parking	Financial Planning/ Legal Fees	Club Dues	Executive Relocation	Total Perquisites and Other Personal Benefits

Don Gordon	2007	2,032	0	0	0	2,032

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control

Michael Walsh CFO	Severance	10,417	10,417	0	0	0	0
	Sale of Company						1% of gross sales price

*
List each applicable type of benefit in a separate row, e.g., severance pay, bonus payment, stock option vesting acceleration, health care benefits continuation, relocation benefits, outplacement services, financial planning services or tax gross-ups.

Michael Walsh, CFO, is under an employment agreement with the Company.  The agreement calls for an annual salary of $110,000 plus payment of health benefits.  It is for no specific length of time and can be terminated without cause.  Should there be termination without cause, Mr. Walsh is will be paid severance equal to one months’ salary and to pay benefits for three months.  There is also a stipulation that if the Company is sold, Mr. Walsh will receive a 1% bonus of the gross selling price of the Company.  In October 2008, Mr. Walsh’s salary was raised to $125,000 annually.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, CONFLICTS OF INTEREST

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Pro-Tech has a lease with BG&KW, LLC, (“BGKW”) by which it pays all maintenance and operating expenses of the planes owned by BGKW.  In exchange, the Company has unlimited use of these planes.  The planes are used by the CEO to fly to job sites, vendor and customer meetings and office visits to our remote offices

LEGAL PROCEEDINGS.

In March 2008, a wage and hour class action law suit was filed against Pro-tech by three former employees and Sprinkler Fitters Union Local 669.  The essence of the plaintiffs suit is that the Company allegedly violated wage and hour laws by failing to pay all wages owed for overtime, breaks and off the clock work, and did not allow employees to take breaks.  The Company denies the allegations and is vigorously defending the action.  It is the Company’s position that this lawsuit has been brought against it for the improper motive of forcing the Company to enter into a labor agreement with Sprinkler Fitters Local 669.

 RECENT SALES OF UNREGISTERED SECURITIES OF THE COMPANY.

During the past three years, we have sold securities which were not registered as follows:

Date	Name	Number of Shares	Consideration
April 11, 2007	Melissa Schessler	2,000,000	Cash and services $5,000

On April 11, 2007, we issued 2,000,000 shares of our common stock to Melissa Schessler, our founding shareholder and the sole officer and director, in exchange for services and cash in the amount of $5,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Ms. Schessler had fair access to and was in possession of all available material information about our company, as he is the sole officer and director of MMB.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On December 31, 2008, the Company issued 10,100,000 shares to shareholders of Pro-Tech Fire Protection Systems Corp. (“Pro-Tech”) as part of a merger, whereby Pro-Tech would become a wholly owned subsidiary of the Company.  This issuance of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Pro-Tech had fair access to and was in possession of all available material information about our company.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 70,000,000 shares of Common Stock, par value $.001 per share. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, amendment to the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

DIVIDENDS

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this Registration Statement, we will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of our common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). However, our security holders cannot rely on Rule 144 for resale transactions and therefore can only be resold through Registration under the Securities Act.

Following a business combination, a target company will normally wish to list our common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of its securities on the NASD OTC Bulletin Board. In certain cases we may elect to have its securities initially quoted in the "pink sheets" published by the Pink Sheets, LLC. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting "blank check" company. This letter clarified the Commission's position that such Company would not be a successor issuer to the reporting obligation of the "blank check" company by virtue of Exchange Act Rule 12g-3(a).

We intend that any merger we undertake would not be deemed a "back door" registration since we would remain the reporting company and the Company that we merge with would not become a successor issuer to our reporting obligations by virtue of Commission Rule 12g-3(a).

TRANSFER AGENT

Island Stock Transfer, 100 Second Avenue South, Suite705S, St Petersburg, FL 33701 will act as transfer agent for our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ITEM  2.01 - ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM  3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM  5.01 – CHANGES IN CONTROL OF REGISTRANT.

See Item 1.01 above.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

See Item 1.01 above (“Directors, Executive Officers, Promoters And Control Persons”).

 SECTION 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired
Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2007 and 2006
Statement of Operations for the years ended December 31, 2007 and 2006
Statement of Stockholders’ Equity for the two years ended December 31, 2007
Statement of Cash Flows for the years ended December 31, 2007 and 2006
Notes to Financial Statements
Unaudited Condensed Balance Sheets as of September 30, 2008 and 2007
Unaudited Condensed Statements of Operations for the Nine Months Ended September 30, 2008 and 2007
Unaudited Condensed Statement of Stockholders’ Equity for the Nine Months Ended September 30, 2008
Unaudited Condensed Statement of Cash Flows for the Nine Months Ended September 30, 2008 and 2007
Notes to Unaudited Condensed Financial Statements

(b)	The following pro forma financial information is being filed with this report as Exhibit 99.2:
Unaudited Condensed Combined Pro Forma Balance Sheet as of September 31, 2008;
Unaudited Condensed Combined Pro Forma Statement of Operations for the Nine Months Ended September 30, 2008 and Twelve Months Ended December 31, 2007
Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what our financial position or results of operations actually would have been we completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

(d) Exhibits

Exhibit Number	Description

2.1	Form of Agreement and Plan of Merger by and between Pro-Tech Fire Protection Systems Corp. and Meltdown Massage and Body Works, Inc., dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2009

Meltdown Massage and Body Works, Inc.

By:	/s/ Donald Gordon
Donald Gordon
CEO